EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2003 Stock Option Plan of Champion Industries, Inc. of our report dated December 31, 2003 with respect to the consolidated financial statements of Champion Industries, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended October 31, 2003, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Charleston, West Virginia

March 17, 2004

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